Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF SYPRIS SOLUTIONS, INC.

ARTICLE I.

OFFICES

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the corporation shall be located in Louisville, Kentucky. The corporation may have such other offices as the business of the corporation may require from time to time.

ARTICLE II.

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders shall be held between January 1st and December 31st of each year on such date and at such hour as may be specified in the notice of meeting or in a duly executed waiver of notice thereof, for the purpose of electing directors to succeed those directors whose terms expire at such meeting and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next business day which is not a legal holiday. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders to be held as soon thereafter as may be convenient.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called in accordance with the corporation's certificate of incorporation (as amended, "Certificate of Incorporation").

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of Delaware as the place of meeting for any annual meeting, or any place either within or without the State of Delaware as the place of meeting for any special meeting called by the Board of Directors.

If no designation is made, or if a special meeting be called by other than the Board of Directors, the place of meeting shall be the principal office of the corporation in the State of Kentucky, except as provided in Section 5 of this Article.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware ("DGCL") or by mail or private carrier, to each stockholder of record entitled to vote at such meeting, except when a longer period of time is required by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with first class postage thereon prepaid. When a meeting is adjourned to another place or time, the new place or time may be announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. INSPECTORS AT MEETINGS. The Board of Directors may, and if required by law, shall, appoint one or more inspectors, who may be employees of the corporation, to act at any future meeting of stockholders or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more substitute inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall agree to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each,

(b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots,

(c) count all votes and ballots,

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

The inspectors may appoint other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

SECTION 7. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. If no record date is fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

SECTION 8. VOTING LISTS AND SHARE LEDGER. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time of the meeting as provided by applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 9. QUORUM. A majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is initially present at a duly organized meeting, the stockholders can continue to do business for the remainder of the meeting and for any adjournment thereof, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting. In the absence of a quorum, the stockholders present or represented at any meeting shall have the power to adjourn the meeting from time to time, in the manner provided in Section 4 of this Article.

SECTION 10. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or by the transmission of an electronic submission or in such manner allowed by the DGCL) by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be delivered to the corporation before or at the time of the meeting. A stockholder may revoke his proxy that is not irrevocable at any time before the proxy is exercised by attending the meeting and voting in person or by timely delivering to the secretary of the corporation a revocation of the proxy or by granting a new proxy bearing a later date. Such revocation shall be in writing (or by the transmission of an electronic submission or in such manner allowed by the DGCL) and delivered to the secretary of the corporation prior to the time the presence of a quorum has been determined and declared.

SECTION 11. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof,

(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 11.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to this Section 11(a) or Section 11(c) of this Article, as applicable, in writing to the secretary of the corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, with respect to director nominations or any other proposal, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or Public Disclosure of the date of the meeting was made, whichever first occurs. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder's notice to the secretary of the corporation shall set forth,

(i) the name, age, business address and residence address of each nominee proposed in such notice,

(ii) the principal occupation or employment of each such nominee,

(iii) the number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee (if any),

(iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder,

(v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and

(vi) as to the Proposing Stockholder:

(A) the name and address of the Proposing Stockholder as they appear on the corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B) the class and number of shares of the corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, and a representation that the Proposing Stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing,

(D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the corporation,

(E) a representation that the Proposing Stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

(F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder's notice to the secretary of the corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment),

(iii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and

(iv) the information required by Section 11(b)(vi) of this Article.

(d) Proxy Rules. The foregoing notice requirements of Section 11(c) of this Article shall be deemed satisfied by a stockholder with respect to business other than a director nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to the Eighth Article of the Certificate of Incorporation) or (ii) provided that the Board of Directors (or stockholders pursuant to the Eighth Article of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 11 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election may nominate a person or persons for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by this Section 11 was delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or Public Disclosure of the date of the meeting was made, whichever first occurs. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f) Effect of Noncompliance. Notwithstanding anything in these bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11, and (ii) unless otherwise required by law or the Certificate of Incorporation, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 11 does not provide the information required under this Section 11 to the corporation within the time frames specified herein, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation. The requirements of this Section 11 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of this Section 11 are included to provide the corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

(g) Certain Definitions. As used in this Section 11, the following terms have the meanings set forth below:

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Public Disclosure" shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE III.

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed under the direction of a Board of Directors.

SECTION 2. NUMBER AND TENURE OF DIRECTORS. The number of directors of the corporation shall be not less than three (3) nor more than twelve (12). The Board of Directors may from time to time designate the number of directors which shall constitute the whole Board of Directors within the limitation specified in the preceding sentence. The number of directors shall initially be eight (8). The directors shall be divided into three classes as nearly equal in number as possible. Each director chosen to succeed a director whose term expires at an annual meeting shall be elected for a term of office expiring at the third (3rd) succeeding annual meeting of stockholders following such director's election. In the event of any increase or decrease in the number of authorized directorships, the newly created or eliminated directorships shall be apportioned by the Board of Directors among the classes as equally as possible. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice other than this bylaw, immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. REMOTE MEETINGS. Meetings of the Board of Directors or committees of the Board of Directors may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

SECTION 6. NOTICE. Notice of any special meeting shall be given at least two (2) days prior thereto by telephone, by written notices delivered personally, by email, by facsimile or by other form of electronic communication, or at least (3) days prior thereto if mailed to each director at his address on file with the corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. Any director may waive notice of any meeting, whether before or after such notice is required. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to the transaction of any business at the meeting on the ground that the meeting was not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive and one or more other committees, including, without limitation, an audit committee and a compensation committee, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors to the extent permitted by the DGCL, but no such committee shall have the authority of the Board of Directors to

(a) approve or recommend to stockholders actions or proposals required by Delaware law to be approved by the stockholders;

(b) fill vacancies on the Board of Directors or on any of its committees;

(c) adopt, amend or repeal bylaws;

(d) authorize or approve reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(e) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

SECTION 9. VACANCIES. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring on the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors, although less than a quorum. A director elected to fill a vacancy shall hold office until the term of the class to which he shall have been elected expires, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

SECTION 10. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

SECTION 11. ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or at a meeting of a committee thereof, may be taken without a meeting if all of the directors, or all of the members of the committee, as the case may be, consent thereto, in writing or by electronic transmission, and the writings or electronic transmissions are included in minutes or filed with the corporate records.

ARTICLE IV.

OFFICERS

SECTION 1. DESIGNATION OF OFFICERS. The officers of the corporation shall be a president, one or more vice presidents, a treasurer, a secretary, and such other officers, including, without limitation, a chairman of the board, a chief executive officer, one or more assistant treasurers and one or more assistant secretaries, as may be provided by the Board of Directors and elected in accordance with the provisions of this Article.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be chairman of the board to serve at the pleasure of the Board of the Directors. He shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him, by the Board of Directors.

SECTION 5. PRESIDENT. The Board of Directors shall appoint the president of the corporation. The president may sign, with the secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; he shall have authority to vote all shares of stock in other corporations owned by the corporation, unless the Board of Directors designates and appoints another person as proxy for the corporation; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors does not appoint a chief executive officer or in his absence or in the event of his inability or refusal to act, the president shall perform the duties of chief executive officer. The Board of Directors in its discretion may appoint the same member to the office of chairman of the board and president. When the member of the Board of Directors holds the office of chairman of the board and president, a vice chairman of the board shall be appointed to preside at any meeting of the Board of Directors at which the chairman is not present.

SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the principal executive officer of the corporation and shall in general supervise and control all of the business affairs of the corporation and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors in its discretion may appoint the same member to the office of chief executive officer and chairman of the board and/or president.

SECTION 7. VICE PRESIDENT. The Board of Directors shall appoint as many vice presidents as it deems necessary and may designate one or more vice presidents as senior vice president of the corporation. Such senior vice president (or in the event no senior vice president is appointed, the vice president in the order designated at the time of their election or, in the absence of any designation, then in the order of their appointment) shall, in the absence of the president and chief executive officer or in the event of his or their inability or refusal to act, perform the duties of such office(s) and, when so acting, shall have all the powers of and be subject to all the restrictions upon such office(s). Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to them by the president or by the Board of Directors.

SECTION 8. TREASURER. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; (b) in general, perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or the Board of Directors.

SECTION 9. SECRETARY. The secretary shall: (a) keep the minutes of the stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The secretary may also be designated as registrar of the corporation. Both the secretary and the registrar of the corporation shall have authority to sign with the president, or vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors, have general charge of the stock transfer books of the corporation and take all actions necessary for transfer of shares on the books of the corporation.

SECTION 10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries, as and if authorized by the Board of Directors, may sign with the president or vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries in general shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the Board of Directors.

SECTION 11. DUTIES OF OFFICERS MAY BE DELEGATED. In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized in advance or by ratification, by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ORDERS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed, endorsed or accepted in the name of the corporation by such officer or officers, or agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. STOCK CERTIFICATES AND UNCERTIFICATED SHARES. The shares of stock in the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the corporation by the chairman or vice chairman of the Board of Directors, if any, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, representing the number of shares of stock registered in certificate form owned by such holder. Any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 3. TRANSFERS OF STOCK. Stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the corporation only by the person named as the holder thereof on the stock records of the corporation, by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred. To the extent designated by the president or any vice president or the treasurer of the corporation, the corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII.

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each calendar year.

ARTICLE VIII.

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these bylaws, or under the provisions of the Certificate of Incorporation, or under the provisions of the DGCL, waiver thereof in writing, signed by the person, or persons, entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX.

AMENDMENT OF BYLAWS

The Board of Directors may alter, amend or rescind the bylaws, subject to the rights of stockholders to replace or modify such actions. Notwithstanding any other provisions of law, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of not less than eighty percent (80%) of all shares of capital stock of the corporation issued and outstanding and entitled to vote shall be required to amend, replace, modify or repeal any provision of the bylaws.

ARTICLE X.

AUDITORS

The corporation's books of account shall be examined annually by an independent firm of public accountants whose selection shall be made by the Board of Directors after recommendation by management. Upon completion of the examination by the auditors, a report shall be prepared and submitted to the Board of Directors.